                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                            January 23, 1997

                              ESELCO, Inc.
            ---------------------------------------------------
           (Exact name of registrant as specified in its charter)

       Michigan                    0-17736                    38-2785176
-----------------------     -----------------------      ---------------------
(State of Incorporation)    (Commission File Number)         (IRS Employer
                                                         Identification Number)

      725 East Portage Avenue,
     Sault Ste. Marie, Michigan                                       49783
---------------------------------------                             ----------
(Address of principal executive offices)                            (Zip Code)

                                (906) 632-2221
             ---------------------------------------------------
             (Registrant's telephone number, including area code)

                                Not applicable
             ---------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS. The registrant issued the following press release on January 23, 1997:

         SAULT STE. MARIE, MICHIGAN, JANUARY 23, 1997 - ESELCO, Inc. (NASDAQ-EDSE), parent corporation of Edison Sault Electric Company (Edison Sault), announced today that it is in the preliminary stages of discussion with possible acquirors. To date, discussions have been exploratory in nature and have not resulted in a letter of intent or other agreement in principle, and thus there can be no assurance that any acquisition will be consummated. Management will consider the best interests of its shareholders as well as the interests of its employees and customers in these discussions.

         Edison Sault is an electric utility which serves approximately 22,000 residential, commercial and industrial customers located in Michigan's eastern upper peninsula. ESELCO, Inc. is traded under the symbol EDSE on the NASDAQ market.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ESELCO, INC.



                                        By /s/ William R. Gregory
                                           -----------------------------
                                           William R. Gregory, President


January 23, 1997